Exhibit 10.7

DIVERSEY, INC. 2415 Cascade Point Blvd. Charlotte, NC 28208 October 4, 2019 Mr. Mark Burgess Via Email Re:Transition Letter Agreement Dear Mark: This letter agreement (this “Letter Agreement”) will confirm our understanding with regard to your transition and resignation from employment with Diversey, Inc. (the “Company”) without Good Reason (as defined in that certain Employment Agreement, dated December 17, 2018, by among the Company, Diamond (BC) B.V., and you (the “Employment Agreement”)). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Employment Agreement. Termination. Your service under this Letter Agreement will commence as of the date hereof and continue through January 9, 2020 (the “Transition Date” and such period through the Transition Date is hereafter referred to as the “Transition Period”). During the Transition Period, the Company will continue to pay your regular annual base salary at its current rate, payable in accordance with the Company’s normal payroll practices, and you will continue to be eligible for all employee benefits to which you are currently entitled or to which employees of the Company become entitled, subject, in each case, to the terms and conditions of the applicable plans or programs. Unless you and the Company mutually agree that your service under this Letter Agreement will extend past the Transition Date to a later date, the Transition Date will be the last day of your employment with the Company. If you and the Company mutually agree that your employment with the Company under this Letter Agreement will extend past the Transition Date and that your last day of employment with the Company will occur on a later date (with the period from the Transition Date through such later date, the “Extended Transition Period”), then during the Extended Transition Period, the Company will pay you a base salary at a rate of $225,000 per month (pro-rated for any partial months of service), payable in accordance with the Company’s normal payroll practices, and you will continue to be eligible for all employee benefits to which you are currently entitled or to which employees of the Company become entitled, subject, in each case, to the terms and conditions of the applicable plans or programs. The last date of your employment with the Company will be referred to herein as the “Separation Date.” During the Transition Period and, if applicable, the Extended Transition Period, you will continue to perform your duties and responsibilities in accordance with the Employment Agreement. Prior to the Separation Date, the Company may transition your duties and responsibilities to other individuals, and you hereby acknowledge and agree that neither such transition, nor the Company’s search for a new chief executive officer, will constitute Good {8362700:5 }

Reason to terminate your employment, including, without limitation, on the basis that any of the foregoing constitutes an adverse change in your title, authority, duties, reporting or responsibilities. You further agree that you will assist with the transition of your job responsibilities to the individual(s) designated by the Company. The Company and you hereby agree to communicate your separation from the Company (both internally and externally) as your voluntary resignation of employment to pursue other opportunities. On the Separation Date, you will cease to serve as the Chief Executive Officer of each of the Company and Diamond and automatically will resign from the Boards and the boards of any holding company and/or Subsidiary of the Company (except that you will not resign from the Diamond Board, as further discussed in paragraph 4 hereof), and you will promptly execute any additional documentation necessary to effectuate the foregoing. Following the Separation Date, you agree to provide limited transition assistance to the Company, Bain Capital Private Equity, LP and their respective representatives (e.g., responding to questions via telephone and/or email from time to time, etc.) in order to facilitate the transition of your duties and responsibilities to your successor, but you will not be required to provide any particular level of services in connection with the foregoing. The foregoing assistance is in addition to your obligations under Section 27 of the Employment Agreement, which shall survive both the execution of this Letter Agreement and your execution and non-revocation of the release of claims attached hereto as Exhibit A within thirty (30) days of the Separation Date (the “Release Requirement”). Accrued Benefits. Upon the Separation Date, you shall be entitled to all Accrued Benefits, payable in accordance with the terms of the Employment Agreement. The Company will pay you, on or about January 3, 2020, the guaranteed minimum bonus for fiscal year 2019 equal to $1,125,000 (the “FY 2019 Bonus”); provided that your right to retain the FY 2019 Bonus is subject to your satisfaction of the Employment Requirement (as defined and described below) and the Release Requirement. Transition Benefits. In consideration for your performance of your existing duties and responsibilities and the transition services and your continued compliance with paragraph 8 hereof, you will receive the transition payments and benefits set forth in this paragraph 3 (collectively, the “Transition Benefits”); provided that you remain continuously employed with the Company through the Transition Date (the “Employment Requirement”). Notwithstanding the foregoing, if your employment is terminated by the Company without Cause or your employment terminates due to your death or Disability, or you terminate employment as a result of a Company Breach (as defined below), in each case, prior to the Transition Date, then the Employment Requirement will be deemed satisfied. For the avoidance of doubt, you will forfeit your right to the Transition Benefits upon any resignation (other than a resignation due to a Company Breach) prior to the Transition Date. Special Bonus Payments. The Company shall pay you the following amounts: in the first (or second, to the extent administratively necessary) regularly scheduled payroll period immediately following the date on which you execute this Letter Agreement, the Company shall pay you an amount equal to $60,000; and (ii) in the first (or second, to the extent administratively necessary) regularly scheduled payroll period immediately following the date on which the Release Requirement has been satisfied, the Company shall pay you an amount equal to $285,000.

Equity Grant. On or about October 11, 2019, Constellation (BC) Poolco S.C.A. (“Poolco”) will issue you the Initial Award on terms and conditions no less favorable to you than as set forth in the Employment Agreement (including, without limitation, the Side Letter attached as Annex I to the Employment Agreement). Poolco, the Company, Diamond and their affiliates hereby acknowledge and agree that all time-based vesting conditions applicable to the Initial Award shall be deemed to have commenced as of December 17, 2018, and the Initial Award shall remain outstanding and continue to vest through the Transition Date. For the avoidance of doubt, you will not be entitled to any Make-Whole Bonus, as the “floor amount” applicable to the Initial Award is the same as the “floor amount” that would have applied to the Initial Award had it been granted on the date of the Acquisition (as defined in the Securityholders Agreement in respect of Constellation (BC) S.a.r.l. (“Constellation”), dated 4 June 2018 (as amended from time to time, the “SHA”)). Your Initial Award will be in the form of 2,861,534 Class B Shares of Poolco (“Poolco Class B Shares”). You will be permitted to retain your indirect interest in any distributions made in respect of your Vested Poolco Class B Shares (as defined below) that derive from the Constellation Class B Shares held by Poolco in relation to your Vested Poolco Class B Shares, as follows: (i) Sponsor will call 75% of your Poolco Class B Shares (i.e., 2,146,150 Poolco Class B Shares) for nil consideration and will waive its right to call the remaining 25% of your Poolco Class B Shares (i.e., 715,384 Poolco Class B Shares) (such remaining 25%, your “Vested Poolco Class B Shares” referred to above), subject to your compliance with the Release Requirement; you will waive your right to any distributions in respect of the Vested Poolco Class B Shares that derive from the Constellation Class C-F Shares held by Poolco (i.e., you will only be entitled to receive distributions in respect of the Vested Poolco Class B Shares that derive from the Constellation Class B Shares held by Poolco), such that you only receive distributions made in respect of the portion of the Initial Award that is fully vested as of the Transition Date, which portion represents 12.5% of the Initial Award; and (iii) following the Transition Date, your Vested Poolco Class B Shares will remain subject to all of the terms and conditions of the SHA, as modified by the Side Letter. For the sake of clarity, the Company, Sponsor and their affiliates hereby waive all rights to call or repurchase any of your Vested Poolco Class B Shares (and any equity securities acquired pursuant to paragraph 5(a) below), provided you satisfy the Employment Requirement and the Release Requirement and comply with paragraph 8 hereof. For the avoidance of doubt, the Company, Sponsor and their affiliates expressly retain the right to call all of your Poolco Class B Shares that are unvested as of the Transition Date. You hereby agree that you will execute any and all documentation reasonably necessary to effectuate the terms of this Letter Agreement as it relates to the Initial Award. Legal Expenses. Within ten (10) days following the date hereof, the Company will pay directly the legal fees actually incurred by you in connection with the drafting, review and negotiation of this Letter Agreement, not to exceed $4,500 in the aggregate. Continuing Service. In consideration of your continued service on the Diamond Board following the Separation Date (the “Board Service Period”), the Company shall pay you an amount in cash equal to $12,500 per quarter, payable quarterly in arrears and pro-rated for any partial quarters of service; for the avoidance of doubt, you will not receive the foregoing quarterly fee for your service on the Diamond Board prior to the Separation Date. In addition, you will be entitled to equity compensation for such service during the Board Service Period, which will be in the form of an award of 357,692 Class B Shares of Poolco (the “Board Equity Award”). Time vesting of the Board Equity Award shall commence upon commencement of the Board Service Period. Co-Investment. Constellation Investment. Subject to the Company’s and its affiliates’ continued compliance with the terms of this Letter Agreement, you hereby acknowledge and agree that, on or about October 11, 2019, you will invest an aggregate amount equal to $350,000 as a co-investment in Constellation, and Constellation shall accept such investment. The co-investment will be made in the same class of securities and on a pari passu basis as the co-invest equity securities held by the existing management co-investors as of the date hereof. The purchase price for the co-investment will be the same as the purchase price paid by the management co-investors who co-invested at the time of the Acquisition. For clarity, you will make the investment in USD, so the exact number of co-investment securities issued to you will be determined by reference to the spot rate of exchange between USD and Euros, as published in the London edition of the Financial Times two business days immediately prior to the date of issuance. In the event the Company or Sponsor, respectively, materially breaches this Letter Agreement and does not cure such breach within thirty (30) days of its receipt of your written notice outlining in detail the alleged breach (a “Company Breach”), then upon your written election (which you must make, if at all, within thirty (30) days after the end of the cure period), without limiting any of your rights or remedies, the Company or an affiliate shall purchase or redeem, within thirty (30) days of receipt of your written election, your co-investment securities at a purchase price equal to the higher of (i) cost and (ii) the then-current Fair Market Value (as defined in the Constellation organizational documents) of the co-investment securities; provided that such obligation shall be tolled to the extent necessary due to liquidity limitations or applicable restrictions in debt or equity financing agreements. The Company shall provide a deed of adherence to the SHA and the other definitive documentation memorializing such co-investment. For the sake of clarity, this paragraph shall exclusively govern your obligation(s) to co-invest in the Company and its affiliates notwithstanding anything to the contrary. Fund Investment. You and Bain Capital Private Equity, LP hereby acknowledge and agree that you will invest, and Bain Capital Private Equity, LP shall accept your investment of, an aggregate amount equal to $700,000 in a Bain Fund designated by Sponsor and approved by you on customary terms and conditions. Bain Capital Private Equity, LP shall provide the definitive documentation memorializing such investment. Indemnification and D&O. In addition to your rights under applicable law, the Company hereby acknowledges and agrees that Section 14 of the Employment Agreement shall survive the execution of this Letter Agreement and your termination of employment. No Other Compensation or Benefits. You acknowledge that you will not receive any severance from the Company following the Separation Date, and that the payments set forth herein shall be in full settlement of all amounts payable to you and any and all other entitlements you may have under the Employment Agreement.

Restrictive Covenants; Survival. You and the Company each hereby reaffirm your respective obligations under Sections 5 through 10 and 11(b) through 11(d) of the Employment Agreement and the SHA, which shall survive both the execution of this Letter Agreement and your execution of the release of claims. Section 13 of the Employment Agreement shall survive both the execution of this Letter Agreement and your execution of the release of claims. Governing Law; Dispute Resolution. This Letter Agreement will be governed by, and construed under and in accordance with, the internal laws of the State of Delaware, without regard to the choice of law rules thereof. Sections 22 and 23 of the Employment Agreement will apply mutatis mutandis to this Letter Agreement. Notices. Any notices required by this Letter Agreement will be provided in accordance with Section 16 of the Employment Agreement, which will apply mutatis mutandis to this Letter Agreement. Tax Matters. The Company may withhold from any and all amounts payable under this Letter Agreement such federal, state, local or foreign taxes required to be withheld pursuant to applicable law; provided that with respect to all compensation earned during the Board Service Period, you will be solely responsible for payment of all federal, state, local and foreign taxes, as applicable, as you will be serving in the capacity of an independent contractor. The intent of the parties is that payments and benefits contemplated under this Letter Agreement that are subject to Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (or any successor law) comply with the requirements thereof, and, accordingly, to the maximum extent permitted, this Letter Agreement will be interpreted to be in compliance therewith. Entire Agreement. Except as otherwise expressly provided or referenced herein, this Letter Agreement constitutes the entire agreement between you and the Company with respect to the subject matter hereof and supersedes any and all prior agreements or understandings between you and the Company with respect to the subject matter hereof, whether written or oral (including, without limitation, the Employment Agreement, provided that, for the avoidance of doubt, the restrictive covenant obligations set forth therein shall survive execution of this Letter Agreement and your execution of the release of claims, as set forth in paragraph 8 hereof). This Letter Agreement will bind the heirs, personal representatives, successors and permitted assigns of both you and the Company, and will inure to the benefit of each of you and the Company and your respective heirs, successors and permitted assigns. This Letter Agreement may be amended or modified only by a written instrument executed by you and the Company. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

I I * :· '1, ' ' : I If this Letter Agreement accurately reflects your understanding as to the terms and conditions of your termination of employment with the Company, please sign and date one copy of this Letter Agreement in the space provided below and return the same to me for the Company's records . Very truly yours, Name: Ken Hanau Title:Manager of Constellation By:_ Name: Jonathon Penn Title:Manager of Constellation DIAMOND (BC) B.V. By:Constellation, · parent oBllS----• By:_ Name: Ken Hanau Title:Manager of Constellation By:_ Name: Jonathon Penn Title:Manager of Constellation

For purposes of paragraph 5(b) only, BAIN CAPITAL PR1f,£:!EQUITY, L.P. By:I!. Name: Ken Hanau Title:Managing Director

The above terms and conditions accurately reflect our understanding regarding the terms and conditions of my tennination of employment with the Company, and I hereby confirm my agreement to the same. Mark Btirgess

EXHIBIT A I, Mark Burgess, in consideration of and subject to the performance by Diversey, Inc. (together with its subsidiaries, the “Company”) of its obligations under the Transition Letter Agreement dated as of October 4, 2019 (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company, Diamond (BC) B.V. (“Diamond”) and their respective affiliates and, in such capacity related solely to their relationship with the Company, Diamond and their respective affiliates and related matters, all present, former and future managers, directors, officers, employees, successors and assigns of the Company, Diamond and their respective affiliates and direct or indirect owners (collectively, the “Released Parties”) to the extent provided below (this “General Release”). The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meanings given to them in the Agreement. I understand that the FY 2019 Bonus and the Transition Benefits represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the FY 2019 Bonus and the Transition Benefits specified in the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter. The FY 2019 Bonus and the Transition Benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates. Except as provided in paragraphs 4 and 5 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Company and Diamond, I knowingly and voluntarily (for myself and my heirs, executors, administrators and assigns) release and forever discharge the Company, Diamond and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date on which I execute this General Release) and whether known or unknown, suspected, or claimed against the Company, Diamond or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, including those that arise out of or are connected with my employment with, or my separation or termination from, the Company and Diamond (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company or Diamond; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”). I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 of this General Release. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company and Diamond in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967). I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claim, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding. Additionally, I am not waiving (i) any right to the Accrued Benefits to which I am entitled under the Agreement, (ii) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification (or advancement of legal fees) under the Company’s or Diamond’s organizational documents or otherwise, (iii) my rights as an equity or security holder in the Company, Diamond or their affiliates, including, without limitation, any applicable sale, merger or transaction agreement with respect thereto, or (iv) my rights to enforce the Agreement. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company and Diamond would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company or Diamond, or in the event I should seek to recover against the Company or Diamond in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim of the type described in paragraph 2 of this General Release as of the execution of this General Release. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct. I agree that the terms of this General Release are confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone. I may disclose the terms of the General Release to governmental entities. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization or any governmental entity. I hereby acknowledge that Sections 5 through 10, 11(b) through 11(d), 13 through 14, 16, 22 through 23 and 27 of the Employment Agreement and my obligations under the SHA shall survive my execution of this General Release. I represent that I am not aware of any claim by me other than the claims that are released by this General Release. I acknowledge that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 of this General Release and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof. Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT: I HAVE READ IT CAREFULLY;

I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING, BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED; TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963; THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED; I VOLUNTARILY CONSENT TO EVERYTHING IN IT; I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION; I HAVE HAD AT LEAST TWENTY-ONE (21) DAYS FROM THE DATE OF MY RECEIPT OF THIS GENERAL RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED TWENTY-ONE (21)-DAY PERIOD; I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS GENERAL RELEASE TO REVOKE IT AND THAT THIS GENERAL RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED; I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME. SIGNED: